UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2016

Soupman, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100

Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212) 768-7687

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered sales of Equity Securities.

Between April 26, 2016 and June 14, 2016, Soupman, Inc. (the “Company”) issued an aggregate of 22,250,000 shares of its common stock to ten (10) existing shareholders upon their separate conversions of an aggregate of 2,225,000 shares of the Company’s Series B Convertible Preferred Stock.  During the same period, the Company issued 4,500,000 shares of its common stock to Chardan Capital Markets, LLC in connection with its engagement as the Company’s exclusive financial advisor, and issued 833,333 shares of common stock to the Company’s CEO in connection with his employment agreement.

Subsequent to June 14, 2016, the Company issued an additional 7,500,000 shares of its common stock to two (2) existing shareholders upon their separate conversions of an aggregate of 750,000 shares of the Company’s Series B Convertible Preferred Stock.

The Company claims an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, for the shares issued upon the Series B Convertible Preferred Stock conversions, as the shares were exchanged or issued by us in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange or issuances.  The other issuances listed were effected pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2016	SOUPMAN, INC.

	By:	/s/ Robert Bertrand
Name: Robert Bertrand
Title: President and Chief Financial Officer